UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2017

NEXTDECADE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

(832) 403-1874

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2017, NextDecade Corporation (the “Company”) consummated the previously announced business combination with Harmony Merger Corp. (“Harmony”), a special purpose acquisition company, or SPAC. Pursuant to the terms of Harmony’s organizational documents, its shareholders were entitled to redeem Harmony shares for cash in connection with the business combination. As a result, as is common with SPAC business combinations, the number of round lot shareholders of the Company’s common stock and warrants following the business combination was uncertain and subject to reduction. In anticipation of this issue, the Company had pro-actively engaged with The NASDAQ Stock Market LLC (“Nasdaq”) on this topic and provided data to Nasdaq of the number of round lot shareholders of the Company’s common stock and warrants as of August 25, 2017.

On September 7, 2017, the Company received a notice from the Staff of the Listing Qualifications Department (the “Staff”) of Nasdaq indicating that, based upon the Company’s non-compliance with the minimum number of round lot shareholders for the listing of its common stock and warrants on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5550(a)(3) and 5515(a)(4), respectively, the Company’s securities may be subject to delisting from Nasdaq unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).

On September 8, 2017, the Company submitted a written request for a hearing before the Panel. At the hearing, the Company will outline its plan to regain compliance with the minimum number of round lot shareholders with respect to its common stock and warrants. Additionally, the Company will request an extension to complete its plan to regain compliance with all applicable requirements for listing on Nasdaq. Furthermore, the Company is currently evaluating alternative solutions to increase the number of round lot shareholders of its common stock and warrants, and is confident that it will regain full compliance with all applicable Nasdaq listing requirements.

The hearing has been scheduled for October 26, 2017 at 10:00 a.m. at the Nasdaq offices in Washington, D.C. The Company’s hearing request will stay any delisting action by Nasdaq pending the ultimate outcome of the hearing and any extension granted by the Panel. In the interim, the Company’s securities will continue to trade on The Nasdaq Capital Market under the current trading symbols “NEXT” and “NEXTW,” respectively. The Company is diligently working to evidence compliance with all applicable Nasdaq listing criteria; however, there can be no assurance that the Panel will grant the Company’s request for continued listing on Nasdaq or that the Company will be able to satisfy the applicable shareholder requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2017

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Title:	Krysta De Lima General Counsel

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